UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 28, 2013

Northfield Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35791	80-0882592
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

581 Main Street, Woodbridge, New Jersey	07095
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:            (732) 499-7200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 28, 2013, the Board of Directors (the “Board”) of Northfield Bancorp, Inc. (the “Company”) elected Timothy C. Harrison, Karen J. Kessler, Steven M. Klein, and Frank P. Patafio to serve on the Board, effective September 1, 2013.   At this time, the Board expects Mr. Harrison will serve on the Compliance and Loan Committees, Ms. Kessler will serve on the Audit and Risk Committees, and Mr. Patafio will serve on the Risk and Loan Committees.  Mr. Klein currently serves as the President and Chief Operating Officer of the Company and is not expected serve on Board Committees.

Mr. Klein has been added to the class of directors whose terms expire at the 2014 Annual Meeting of Stockholders; Ms. Kessler and Mr. Harrison have been added to the class of directors whose terms expire at the 2015 Annual Meeting of Stockholders, and Mr. Patafio has been added to the class of directors whose terms expire at the 2016 Annual Meeting of Stockholders.

Item 8.01            Other Events

A copy of the Company’s news release announcing the elections referenced above is attached as Exhibit 99 to this Current Report.

Item 9.01.            Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.Exhibit

99                     Press release dated August 28, 2013

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHFIELD BANCORP, INC.
DATE: September 3, 2013	By:	/s/ William R. Jacobs
William R. Jacobs
Chief Financial Officer
(Principal Financial and Accounting Officer)